CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in the Form S-8 Registration Statement of Republic Bancorp, Inc., of our report dated January 11, 1999 on the consolidated financial statements of Republic Bancorp, Inc. as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 as included in the registrant's annual report on Form 10-K.


/s/ Crowe, Chizek and Company LLP

Crowe, Chizek and Company LLP


Louisville, Kentucky
November 19, 1999